Exhibit 32.2

AMENDED CERTIFICATION OF

CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Amended Annual Report on Form 10-K/A of Dino Energy Corporation (the "Company") for the year ending October 31, 2013, I, Winnie L. Fung, Chief Financial Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.

Such Amended Annual Report on Form 10-K/A for the quarter ending October 31, 2013, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Amended Annual Report on Form 10-K/A for the quarter ending October 31, 2013, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  February 18, 2014

Dino Energy Corporation

By:  /s/ Winnie L. Fung

        Winnie L. Fung